Exhibit 16.2
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                         (BDO Seidman, LLP Letterhead)

December 17, 2003

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on December 17, 2003, to be filed by our client, Natural Health Trends Corp. We agree with the statements made in response to that Item insofar as they relate to our Firm.



Very truly yours,

/s/ BDO SEIDMAN, LLP
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BDO Seidman, LLP